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Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

TMP Worldwide Inc.
New York, New York

        We hereby consent to the incorporation by reference in the previously filed open Registration Statements on Forms S-3 and S-8 (Nos. 333-81843, 333-63631, 333-50699, 333-18937, 333-63499, 333-88193, 333-75031, 333-93065, 333-70795, 333-83131, 333-96101, 333-61400 and 333-71062) of TMP Worldwide Inc. of our reports dated February 12, 2003, relating to the consolidated financial statements and schedule of TMP Worldwide Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

/s/ BDO SEDIMAN, LLP BDO SEIDMAN, LLP

New York, New York
March 27, 2003

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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS